Tauriga Sciences, Inc. Finalizes the Formulation for its 15mg Vegan CBD Infused Gummies; Product Branded as: Tauri-Gummies Press Release | 11/25/2019

NEW YORK, NY, Nov. 25, 2019 (GLOBE NEWSWIRE) — via NEWMEDIAWIRE — Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), a revenue generating Company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities and equity investments, today announced that it has finalized the formulation for its Vegan 15mg CBD (Isolate) Infused Gummies; product to be branded under the following name: Tauri-Gummies™. On April 16, 2019, the Company filed to register the “Tauri-Gummies” trademark with the United States Patent and Trademark Office (“USPTO”) Link to “Tauri-Gummies” trademark filing: https://trademarks.justia.com/883/88/tauri-88388327.html

The Company has worked with great diligence, the past several months, to finalize a Vegan formulation for its CBD infused Gummies product. This formulation strictly adheres to the highest levels of quality and ethics - that define all of Tauriga’s brands and product lines. There is absolutely NO GELATIN incorporated into the Tauri-Gummies™ formulation. The Company has utilized plant-based alternatives, such as pectin and agar agar, to complete this product. There will be 4 flavors (All Natural): Cherry, Orange, Lemon, & Lime. And the packaging will be environmentally friendly with an intricately designed label — to be completed by the Company’s in-house digital artist.

The expectation is that each Tauri-Gummies™ jar (“retail jar”) will include 24 gummies (gum drop shape) – 6 of each flavor – containing 15mg of CBD isolate per individual gummy. That translates to a total of 360mg of CBD isolate per retail jar. The Company plans to obtain a Kosher Certification for its Tauri-Gummies™ product, from the prestigious Kosher Authority: STAR-K. At this time, the Company projects that Tauri-Gummies™ will be available to the retail marketplace -within 60-90 days.

The Company believes that the introduction of Tauri-Gummies™ is a strategic and synergistic compliment to its rapidly expanding CBD Infused chewing gum product line (Tauri-Gum™). The two initial focuses for marketing Tauri-Gummies™ will be: E-Commerce and gas station convenience marts.

ABOUT TAURIGA SCIENCES, INC.

Tauriga Sciences, Inc. (TAUG) is a revenue generating Company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities. One such opportunity on which the Company has acted, involves the Company having entered into the cannabidiol (or “CBD”) infused chewing gum product business, as more fully described above and in prior press releases. This CBD infused chewing gum product has been branded under the following name: Tauri-Gum™. The Company is currently in production of three distinct flavors of Tauri-Gum™: MINT, BLOOD ORANGE, and POMEGRANATE. On November 24, 2019 the Company announced the expansion of its product line with the introduction of a 15mg Vegan CBD Infused gummy, branded under the name: Tauri-Gummies™. Further, the Company continues to identify and evaluate additional potential opportunities to generate revenue, as well as shareholder value, and leverage its resources and expertise to build a diversified and sustainable business model. Please visit our corporate website at www.tauriga.com

In addition, on March 11, 2019, the Company announced the official launch of its E-Commerce site - as part of its Tauri-Gum™ commercialization strategy. This site can be accessed by visiting the following URL address: www.taurigum.com

The Company has established corporate offices in both New York City (USA) and Barcelona (Spain).

DISCLAIMER — Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.

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●	Tauriga Sciences, Inc.

CONTACT INFORMATION

Tauriga Sciences, Inc.

555 Madison Avenue, 5th Floor

New York, NY 10022

Chief Executive Officer

Mr. Seth M. Shaw

Email: sshaw@tauriga.com

cell # (917) 796-9926

Corp. Website: www.tauriga.com

E-Commerce Website: www.taurigum.com

Tauriga Sciences, Inc.

Image Depicts Tauri-Gummies™ samples (shape, color, and appearance)